Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NOMADAR CORP

Nomadar Corp, a corporation existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	The name of this corporation is Nomadar Corp, and that this corporation was originally incorporated under the name Sportech City USA, Corp., pursuant to the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”) by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 8, 2023 (the “Original Certificate”).

2.	On December 15, 2023, the Corporation filed a certificate of amendment with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), pursuant to which the Corporation changed its name to Nomadar Corp.

3.	This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”), which both restates and amends the provisions of the Original Certificate, as amended by the Certificate of Amendment, was duly adopted in accordance with Sections 228, 242 and 245 of the DGCL.

4.	This Certificate of Incorporation shall become effective on the date of filing with the Secretary of State of Delaware.

5.	The text of the Original Certificate, as amended by the Certificate of Amendment, is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the Corporation is “NOMADAR CORP”

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the County of New Castle, State of Delaware is 1201 Orange Street, Suite 600, Wilmington DE 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is Agents and Corporations, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

A.	Authorized Capital Stock. The Corporation is authorized to issue four classes of capital stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock,” “Class C Common Stock,” and “Preferred Stock.” The Class A Common Stock, Class B Common Stock and Class C Common Stock are collectively referred to as the “Common Stock”. The total number of shares of capital stock which the Corporation is authorized to issue is 1,000,000,000 shares. 800,000,000 shares shall be Class A Common Stock, each having a par value of $0.000001. 50,000,000 shares shall be Class B Common Stock, each having a par value of $0.000001. 75,000,000 shares shall be Class C Common Stock, each having a par value of $0.000001. 75,000,000 shares shall be Preferred Stock, each having a par value of $0.000001.

B.	Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, if any, and such designations, powers, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C.	Common Stock.

1.	Voting.

i.	Except as otherwise required by statute, pursuant to the provisions of this Certificate of Incorporation, or pursuant to the provisions of any Certificate of Designations filed with respect to any series of Preferred Stock, the holders of Common Stock shall have the sole right and power to vote on all matters on which a vote of stockholders is to be taken.

ii.	Each outstanding share of Class A Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote, and each outstanding share of Class B Common Stock shall entitle the holder thereof to twenty (20) votes on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

iii.	The Class C Common Stock shall not be entitled to any voting rights on any matter properly submitted to the stockholders of the Corporation. There shall be no cumulative voting.

2.	Dividends. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

3.	No Preemptive Rights. The holders of Common Stock shall have no preemptive rights to subscribe for any shares of any class of capital stock of the Corporation whether now or hereafter authorized.

4.	No Conversion Rights. Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

5.	Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of capital stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

ARTICLE V

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.	General Powers. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

B.	Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the Board of Directors shall be not fewer than one and not more than nine. Subject to the previous sentence and to the special rights of the holders of any class or series of stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors. Except as otherwise permitted by law, vacancies and newly-created directorships shall be filled exclusively pursuant to a resolution adopted by the Board of Directors. Subject to the rights and preferences of any series of outstanding Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if such a majority is less than a quorum of the Board of Directors, or by a sole remaining director, and shall not be filled by any other person or persons, including stockholders. Any director so chosen shall hold office for the remainder of the full term of the class for which such director shall have been chosen or in which such vacancy occurred and until his successor shall be elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

ARTICLE VI

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

A.	Amendments to the Certificate of Incorporation. Notwithstanding any other provisions of this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles VI, VII or VIII may he altered, amended or repealed in any respect (including by merger, consolidation or otherwise), nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the capital stock of the corporation entitled to vote generally in an election of directors, voting together as a single class; provided, that the affirmative vote or consent of the holders of at least (66 2/3%) of the outstanding shares of Class B Common Stock, voting separately as a class, shall be required for (1) the authorization or issuance of any additional shares of Class B Common Stock and (2) any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the powers, preferences, or rights of Class B Common Stock. Except as provided in the previous sentence, the number of authorized shares of any class of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote.

B.	Adoption, Amendment and Repeal of the Bylaws. In furtherance, and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal the bylaws of the corporation subject to the power of the stockholders of the corporation to alter, amend or repeal the bylaws; provided, however, that with respect to the powers of stockholders to make, alter, amend or repeal the bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the capital stock of the corporation entitled to vote generally in an election of directors, voting together as a single class, shall be required to make, alter amend or repeal the bylaws of the corporation.

ARTICLE VII

STOCKHOLDER ACTIONS

A.	No Stockholder Action without Meeting. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Amended and Restated Bylaws of the Corporation (the “Bylaws”), and no action shall be taken by the stockholders by written consent or electronic transmission.

B.	Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for the election of directors and of other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

C.	Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, the Chief Executive Officer (of if there is no Chief Executive Officer, the President) or the Chairperson of the Board of Directors, and may not be called by any other person or persons.

ARTICLE VIII

LIMITATION ON DIRECTOR AND EXECUTIVE OFFICER LIABILITY; INDEMNIFICATION

A.	The liability of the directors and executive officers for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors and executive officers then the liability of a director or executive officer of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

B.	In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by Title 8 of the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees, and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) to the fullest extent permitted by law through bylaw provisions, agreements with indemnitees, vote of stockholders or disinterested directors or otherwise.

C.	Any repeal, amendment or modification of this Article VIII shall be prospective and shall not affect the rights under this Article VIII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE IX

CHOICE OF FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the corporation’s Restated Certificate of Incorporation or Bylaws, (4) any action to interpret, apply, enforce or determine the validity of the corporation’s Restated Certificate of Incorporation or Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE IX.

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This Certificate of Incorporation has been executed by the undersigned who affirms that the statements made herein are true and correct.

By:	/s/ Ivan Contreras
Name:	Ivan Contreras
Title:	Chief Executive Officer